SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549


                                    FORM 8-K


                                 CURRENT REPORT

     PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934



          Date of Report (Date of earliest event reported) JUNE 5, 2003

                               GLOBAL ENERGY INC.
             (Exact name of registrant as specified in its charter)



        NEVADA                         000-28025                86-0951473
(tate or other jurisdiction          (Commission               (IRS Employer
    of incorporation)                File Number)            dentification No.)



#1305 - 1090 WEST GEORGIA STREET, VANCOUVER, BRITISH COLUMBIA, CANADA    V6E 3V7
(Address of principal executive offices)                              (Zip Code)

        Registrant's telephone number, including area code: (604)685-9316

                                 NOT APPLICABLE
          (Former name or former address, if changed since last report)



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ITEM 1.  CHANGES IN CONTROL OF REGISTRANT

         Not applicable.

ITEM 2.  ACQUISITION OR DISPOSITION OF ASSETS

         On June 5, 2003, the Company finalized an agreement with Euro-American Capital Corp., a private arm's length British Columbia company ("ECC"), for the acquisition of a 6.25% working interest in an oil and gas lease in Wharton County, Texas (the "Wharton Lease") and a 12.5% working interest in an oil and gas lease in Live Oak County, Texas (the "Live Oak Lease"). The Wharton Lease covers 974.33 acres and the Live Oak Lease covers 444.60 acres.

         In consideration for $12,500 cash and 50,000 common shares, ECC transferred to the Company the interests in the Wharton Lease and the Live Oak lease together with the same interests in the wells drilled on the properties.

         The effective date of the acquisition is January 1, 2003.

         The Wharton Lease has one well drilled, the Henderson #1, which is currently producing at approximately 160 - 170 mcf gas/day. There have been three wells drilled on the Live Oak Lease; the Parker #1 is producing at 15 mcf gas/day, the Parker #2 is producing at 300 mcf gas plus 3 barrels of oil per day and the Parker #5 is currently shut-in.

ITEM 3.  BANKRUPTCY OR RECEIVERSHIP

         Not applicable.

ITEM 4.  CHANGES IN REGISTRANT'S CERTIFYING ACCOUNTANT

         Not applicable.

ITEM 5.  OTHER EVENTS AND REGULATION FD DISCLOSURE

         Not applicable.

ITEM 6.  RESIGNATIONS OF REGISTRANT'S DIRECTORS

         Not applicable.

ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS

         (a) Financial statements of businesses acquired: not applicable

         (b) Proforma financial information: not applicable


                                        2

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         (c)   Exhibits:

               REGULATION S-B NUMBER                DOCUMENT

                       10.1 Assignment and Bill of Sale Agreement dated June 5, 2003



ITEM 8.  CHANGE IN FISCAL YEAR

         Not applicable.

ITEM 9.  REGULATION FD DISCLOSURE

         Not applicable.

ITEM 10. AMENDMENTS TO THE REGISTRANT'S CODE OF ETHICS, OR WAIVER OF A PROVISION OF THE CODE OF ETHICS

         Not applicable.

ITEM 11. TEMPORARY SUSPENSION OF TRADING UNDER REGISTRANT'S EMPLOYEE BENEFIT
         PLANS

         Not applicable.

ITEM 12. RESULTS OF OPERATIONS AND FINANCIAL CONDITION.

         Not applicable.


                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                             GLOBAL ENERGY INC.

Date:    June 17, 2003                       By: /s/ Nick DeMare
     -------------------------                   -------------------------------
                                                 Nick DeMare, Director

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